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                                                                     EXHIBIT 8.1


                               [MW&E LETTERHEAD]



                                                      July 24, 1997


USA Waste Services, Inc.
First City Tower
1001 Fannin, Suite 4000
Houston, Texas  77002

     Re:  USA Waste Services, Inc./United Waste Systems, Inc.
          ---------------------------------------------------

Ladies and Gentlemen:

          You have requested our opinion as to certain Federal income tax consequences of the merger (the "Merger") of Riviera Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of USA Waste Services, Inc., a Delaware corporation ("USA Waste") with and into United Waste Systems, Inc. ("United"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of April 13, 1997 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

          In formulating our opinion, we have examined the Agreement, the Joint Proxy Statement and Prospectus of USA Waste and United substantially in the form to be delivered to their stockholders (the "Proxy Statement") and such other documents as we deemed relevant for purposes of this opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Proxy Statement and in accordance with the provisions of the Agreement,
(ii) the statements concerning the Merger set forth in the Proxy Statement, including the purposes of the parties for consummating the Merger, are accurate and complete, and (iii) the representations made to us by USA Waste

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USA Waste Services, Inc.
July 24, 1997
Page 2


and United in connection with the Merger (in the form of officers' certificates dated July 23, 1997) are accurate.

          Based upon the foregoing, we are of the opinion that, for Federal income tax purposes:

          (i) The Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

          (ii) USA Waste and Sub will recognize no gain or loss as a result of the consummation of the Merger.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4 filed by USA Waste under the Securities Act of 1933, as amended, and to the reference to our firm under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Proxy Statement that constitutes a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ McDERMOTT, WILL & EMERY